Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that the undersigned directors of Gardner Denver, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Jeremy T. Steele and Diana C. Toman, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file the Company’s registration statement or statements on Form S-8 with the Securities and Exchange Commission (the “Commission”), and any and all amendments, post-effective amendments and supplements thereto, and any amendments and supplements to any of the Company’s effective Form S-8 registration statements and any and all instruments and documents filed as a part of or in connection with said registration statement or statements or any amendments thereto, covering shares of the Company’s common stock to be issued under the Gardner Denver, Inc. Long-Term Incentive Plan, as amended and restated; granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 4th day of November, 2008.

/s/ Barry L. Pennypacker
Barry L. Pennypacker

/s/ Frank J. Hansen
Frank J. Hansen

/s/ Donald G. Barger
Donald G. Barger

/s/ Raymond R. Hipp
Raymond R. Hipp

/s/ David D. Petratis
David D. Petratis

/s/ Diane K. Schumacher
Diane K. Schumacher

/s/ Charles L. Szews
Charles L. Szews

/s/ Richard L. Thompson
Richard L. Thompson